                                                                     EXHIBIT (J)
                    MONTHLY CERTIFICATEHOLDERS' STATEMENT
                         Discover Card Master Trust I
                       Series 1997-2 Monthly Statement
                     Class A Certificate CUSIP #25466KBF5
                     Class B Certificate CUSIP #25466KBG3

Distribution Date: November 15, 2000           Month Ending:  October 31, 2000

Pursuant to the Series Supplement dated as of October 15, 1997 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performances of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1.   Payments for the benefit of investors in Series 1997-2 on this Distribution Date
     --------------------------------------------------------------------------------
     (per $1000 of Class Initial Investor Interest)
     ----------------------------------------------

     Series  1997-2                                     Total            Interest           Principal
         Class A      30 days at 6.792000000%       $20.296533288      $4.656602288       $15.639931000

         Class B      30 days at 7.020000000%        $5.850000000      $5.850000000        $0.000000000

2.   Principal Receivables at the end of October, 2000
     -------------------------------------------------

 (a) Aggregate Investor Interest                        $25,266,864,660.67

     Seller Interest                                     $7,841,421,955.70

     Total Master Trust                                 $33,108,286,616.37

 (b) Group One Investor Interest                        $25,266,864,660.67

 (c) Series 1997-2 Investor Interest                       $429,856,660.67

 (d) Class A Investor Interest                             $403,540,660.67

     Class B Investor Interest                              $26,316,000.00

3.   Allocation of Receivables Collected During October, 2000
     --------------------------------------------------------

                                                    Finance Charge         Principal             Yield Collections /
                                                     Collections          Collections            Additional Funds

 (a) Allocation of Collections between Investors and Seller
     Aggregate Investor Allocation                    $403,038,198.29      $3,825,075,612.83            $0.00

     Seller Allocation                                $125,576,697.41      $1,191,798,605.47            $0.00

 (b) Group One Allocation                             $403,038,198.29      $3,825,075,612.83            $0.00

 (c) Series 1997-2 Allocations                          $6,968,730.16         $66,137,452.82            $0.00

 (d) Class A Allocations                                $6,549,538.55         $62,159,071.56            $0.00

     Class B Allocations                                  $419,191.61          $3,978,381.26            $0.00


 (e) Principal Collections as a monthly percentage of Master Trust Receivables
     at the beginning of October, 2000                                                   14.88%

 (f) Finance Charge Collections as a monthly percentage of Master Trust Receivables
     at the beginning of October, 2000                                                    1.57%

 (g) Total Collections as a monthly percentage of Master Trust Receivables
     at the beginning of October, 2000                                                   16.45%

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------

                        Deposits into the        Deficit Amount
                        SPFAs on this               on this               SPFA        Investment
                        Distribution Date       Distribution Date        Balance        Income
     Series 1997-2              $7,819,965.50         0.00                 $0.00         $0.00

5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                                                                     Total Payments
                             Amount Paid            PSA Index             Monthly               Deficit Amount         through this
                        this Distribution Date         Rate        Amortization Rate     this Distribution Date   Distribution Date
     Class A                   $7,819,965.50            195%          1.901%              $0.00                     $96,459,339.33

     Class B                           $0.00            N/A            N/A                $0.00                              $0.00

6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------

                                         Deposits into the SIFA
                                         on this Distribution Date      SIFA Balance
     Series 1997-2                         $2,482,249.74                 $0.00

7.   Pool Factors for October, 2000
     ------------------------------
     Class A                                                 0.82272125

     Class B                                                 1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                             Cumulative Investor
                                           October, 2000      Charged-Off Amount
 (a) Group One                           $119,041,746.05            $0.00

 (b) Series 1997-2                         $2,058,290.78            $0.00

 (c) Class A                               $1,934,477.95            $0.00

     Class B                                 $123,812.83            $0.00

 (d) As an annualized percentage of
     Principal Receivables at the
     beginning of October, 2000                     5.64%             N/A

9.   Investor Losses for October, 2000
     ---------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest
 (a) Group One                                     $0.00          $0.00

 (b) Series 1997-2                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

10.  Reimbursement of Investor Losses for October, 2000
     --------------------------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest
 (a) Group One                                     $0.00          $0.00

 (b) Series 1997-2                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses for October, 2000
     ------------------------------------------------------------------
                                                            Per $1,000 of Initial
                                                 Total     Series Investor Interest
 (a) Group One                                     $0.00          $0.00

 (b) Series 1997-2                                 $0.00          $0.00

 (c) Class A                                       $0.00          $0.00

     Class B                                       $0.00          $0.00

12.  Investor Monthly Servicing Fee payable on this Distribution Date
     ----------------------------------------------------------------
 (a) Group One                                            $42,190,264.36

 (b) Series 1997-2                                           $729,461.04

 (c) Class A                                                 $685,601.04

     Class B                                                  $43,860.00

13.  Class Available Subordinated Amount at the end of the Distribution Date
     -----------------------------------------------------------------------

                                                           As a percentage of
                                              Total      Class A Invested Amount
     Series 1997-2 Class B                $47,368,440.00      11.7382%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------

                                                     Shared Amount  Class B Amount
 (a) Maximum Amount on this Distribution Date           $0.00          $18,421,060.00

 (b) Available Amount on this Distribution Date         $0.00          $18,421,060.00

 (c) Amount of Drawings on Credit Enhancement
       on this Distribution Date                        $0.00                   $0.00

 (d) Credit Enhancement Fee on this
       Distribution Date                                                   $15,726.77

15.  Delinquency Summary
     -------------------
     Master Trust Receivables Outstanding at the end of October, 2000      $33,604,245,597.34

                                  Delinquent Amount       Percentage of Ending
     Payment Status                 Ending Balance       Receivables Outstanding
     30-59 days                       $773,103,019.71          2.30%

     60-179 days                    $1,415,283,566.26          4.21%

16.  Excess Spread Percentages on this Distribution Date (1)
     -------------------------------------------------------
 (a) Group One (2)                               4.90%

 (b) Series 1997-2 (3)                           4.61%

17.  Net Charge-Offs on this Distribution Date (4)
     ---------------------------------------------
     Charge-offs net of recoveries as an annualized percentage of
     Principal Receivables at the beginning of October, 2000             4.95%

                                 U.S. BANK NATIONAL ASSOCIATION
                                 as Trustee

                              BY:
                                 -------------------------------------

                                        Vice President

--------------


 (1) For series in Group One, investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(c)) in assessing the current performance of the Trust and the Receivables.


 (2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests for each series in the Group.

 (3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see Item 3(e)), and (b) the sum of
     (i) the monthly interest for each Class of this Series (see Item 1), (ii) the monthly servicing fee for each Class of this Series (see Item 12(d)),
     (iii) the Investor Charge-Off Amount (see Item 8(c)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date. The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series.

 (4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                   MASTER SERVICER'S CERTIFICATE STATEMENT

                         Discover Card Master Trust I

                       Series 1997-2 Monthly Statement

                                 CREDIT CARD
                          PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Discover Bank (formerly Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993, as amended (the "Pooling & Servicing Agreement") and the Series Supplement, dated as of October 15, 1997 (the "Series Supplement") by and between Discover Bank and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Seies Supplement for the Discover Card Master Trust I, Series 1997-2Master Trust Certificates for the Distribution Date occurring on November 15, 2000:

 1. Discover Bank (formerly Greenwood Trust Company) is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Discover Bank as Master Servicer.

 3.  The aggregate amount of Collections processed during October, 2000
     is equal to                                                                                               $5,545,489,114.00

 4.  The aggregate amount of Class A Principal Collections processed during
     October, 2000 is equal to                                                                                    $62,159,071.56

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during October, 2000 is equal to                                                                              $6,549,538.55

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during October, 2000 is equal to                                                             $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                                                      $0.00

  7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                                                            $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                                                      $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                                                        $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                                                 $10,148,266.64

 9.  The aggregate amount of Class B Principal Collections processed during
     October, 2000 is equal to                                                                                     $3,978,381.26

10.  The aggregate amount of Class B Finance Charge Collections processed
     during October, 2000 is equal to                                                                                $419,191.61

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during October, 2000 is equal to                                                             $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                                                      $0.00

 12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                                                            $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                                                      $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                                                        $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                                                    $153,948.60

14.  Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to
     Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 15th day of November, 2000.

Series 1997-2

                           DISCOVER BANK
                           as Master Servicer

                           By:
                              -------------------------------------
                           Assistant Vice President and Assistant
                           Treasurer